United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2019 (January 23, 2019)

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY 11101
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On January 23, 2019, Mr. Long Deng (the “Seller”), CEO and a director of iFresh, Inc. (the “Company”), a company duly organized under the laws of state of Delaware and HK Xu Ding Co. Limited (the “Purchaser”), a Hong Kong limited liability company, entered into a share purchase agreement (the “Agreement”), pursuant to which Purchaser agreed to purchase from the Seller an aggregate of 8,294,989 restricted shares (“Shares”) of Common Stock of the Company, representing 51% of the total issued and outstanding shares of the Company as of December 31, 2018. The total consideration for the Shares is $7,050,740.65 of cash (“Purchase Price”) based on a per share price of $0.85. The transaction contemplated by the Agreement shall complete upon satisfaction of all closing conditions including but not limited to Purchaser’s payment of the Purchase Price and Seller’s delivery of all documents to effectuate the transfer of the Shares.

The Seller made certain representations and warranties with regard to his ownership of the Shares as well as certain Company’s affairs. As part of interim covenant prior to closing of the transaction contemplated by the Agreement, the Seller agreed to refrain from causing the Company to transfer any assets of the Company or its subsidiaries, issue any equity interest, enter into any new line of business, and conduct other significant corporate actions, without the Purchaser’s prior written consent. As part of the post-closing covenants, The Seller agreed to vote all the shares he or his affiliates own in favor of all proposals recommended by the Company’s board of directors (the “Board”) on all matters that come before the Company’s shareholders for approval and to continue to manage daily operations of the Company’s subsidiaries and assume all obligations and liabilities in connection the operations of the Company’s subsidiaries post-closing. The Seller also agreed to certain other post-closing covenants in relation to operating the Company’s business in its ordinary course, including but not limited to, providing monthly financial reports to the Purchaser, paying taxes and debt obligations on a timely basis and refraining from causing the Company to enter into any related party transactions, amending organizational documents, conducting any mergers, acquisitions or sales of assets and other corporate actions without Purchaser’s prior written approval.

Item 8.01 Other Events.

The Company is evaluating a potential acquisition of a financial technology company based in China (“Target”). The Board authorized management to conduct full due diligence of the Target and proceed with the negotiation with the Target. The Board will not proceed with the acquisition unless an independent fairness opinion regarding the fairness of the acquisition is obtained.

The Company also intends to dispose of certain of its non-performing assets and is currently negotiating with third-party independent buyers for such sale. The Board authorized management to proceed with negotiation with such buyers. The Board will not proceed with the sale unless an independent fairness opinion regarding the fairness of the sale is obtained.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2019	iFRESH, INC.

	By:	/s/ Long Deng
	Name: Title:	Long Deng Chief Executive Officer

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